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                                                                   EXHIBIT 10.16



                        MASTER SOFTWARE LICENSE AGREEMENT

This Master Software License Agreement (the "AGREEMENT") is made and entered into as of May 3, 2000 (the "EFFECTIVE DATE") by and between Epicentric, Inc., a California corporation, having its principal place of business at 333 Bryant Street, Suite 300, San Francisco, California 94107 ("EPICENTRIC") and Netstaff, Inc., an Indiana corporation, having its principal place of business at 168 South Park Avenue, San Francisco, California 94107 ("CUSTOMER").

Therefore, in consideration for the mutual promises contained herein, the parties hereby agree as follows:

1.  DEFINITIONS.

        1.1 "AFFILIATE" shall mean an entity which either directly or indirectly controls, is controlled by, or is under common control with, Customer, but only during the period that such control exists.

        1.2    "CONFIDENTIAL INFORMATION" shall have the meaning set forth in
Section 6.1(a).

        1.3 "CONTENT" shall mean the content owned or licensed by Epicentric from third parties and accessed and provided through the Modules (including, but not limited to, all text, pictures, audio, video, logos and copy contained therein), not including Customer Content.

        1.4    "CUSTOMER CLAIM" shall have the meaning set forth in Section
10.1.

        1.5 "CUSTOMER CONTENT" shall mean content owned by Customer or licensed by Customer from third parties (including, but not limited to, all text, pictures, audio, video, logos and copy contained therein).

        1.6 "CUSTOMER CUSTOMIZATIONS" shall have the meaning described in Exhibit D.

        1.7    "CUSTOMER MATTER" shall have the meaning set forth in Section
10.1.

        1.8    "CUSTOMER MARKS" shall have the meaning set forth in Section
5.3(a).

        1.9 "DESIGNATED FACILITIES" shall mean the locations identified as "Designated Facilities" on EXHIBIT A.

        1.10 "DOCUMENTATION" shall mean the user manual for the Software and any related materials supplied by Epicentric to Customer.

        1.11   "EPICENTRIC CLAIM" shall have the meaning set forth in Section
10.2.

        1.12   "EPICENTRIC LOGO" shall have the meaning set forth in Section
5.2.

        1.13 "EPICENTRIC MARKS" shall have the meaning set forth in Section 5.3(b).

        1.14   "LICENSE FEES" shall have the meaning set forth in Section 4.1.

        1.15 "MAINTENANCE AND SUPPORT" shall mean the maintenance and support services for the Software provided by Epicentric pursuant to the Maintenance and Support Agreement (the "MAINTENANCE AGREEMENT") between the parties if Customer has elected to purchase Maintenance and Support.

        1.16 "MODULES" shall mean the software identified as "Modules" on EXHIBIT A in machine executable object code format and Updates thereto.

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        1.17   "NDA" shall have the meaning set forth in Section 6.1.

        1.18 "PORTAL SITE" shall mean the web site (i.e., a set of compilations of integrated text, graphics, sound or other materials, which, through software (e.g. a browser), is displayed on client computers, hand-held device, or other display device, by means of a download to local cache memory, using the TCP/IP protocol) that is developed, built and hosted by Customer using all or part of the Software and is located at the URL address set forth on each EXHIBIT A.

        1.19 "SOFTWARE" shall mean EPICENTRIC PORTAL SERVER SOFTWARE in the version number shown on EXHIBIT A as it exists on the Effective Date in machine executable object code format, including Modules and Updates thereto that are made available to Customer, but not including any Customer Customizations, Content or Customer Content.

        1.20   "TERM" shall have the meaning set forth in Section 12.1.

        1.21   "TRADEMARKS" shall have the meaning set forth in Section 5.3(b).

        1.22   "URL" shall have the meaning on EXHIBIT A.

        1.23 "UPDATES" shall mean interim release versions of the Software referenced by the number to the right of the decimal point of the Software's version number (e.g., 2.X), which may contain accumulated corrections together with new or revised minor features and documentation that are made generally available without charge by Epicentric to its customers who purchase Maintenance and Support during any period for which Customer has purchased Maintenance and Support.

        1.24 "USERS" shall mean individuals accessing and using the Portal Site by authorization of Customer.

2.  SCOPE OF AGREEMENT.

        This Agreement sets forth the terms and conditions applicable to the license of Software by Epicentric to Customer and its Affiliates that have executed a completed EXHIBIT A substantially in the form attached hereto. Epicentric shall have the right to approve the extension of this Agreement to any Affiliate, which approval shall be evidenced by Epicentric's execution of the applicable EXHIBIT A. Upon the effectiveness of an EXHIBIT A, the applicable Affiliate shall become subject to all of the terms and conditions of this Agreement. Each right and obligation of Customer hereunder shall become a right and obligation of each Affiliate that executes an EXHIBIT A and the term "Customer" as used in this Agreement shall be deemed to include any Affiliate that is a party to an EXHIBIT A. Each EXHIBIT A entered into by Epicentric and an Affiliate shall be considered a separate agreement. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any EXHIBIT A, the terms and conditions of EXHIBIT A shall prevail as to the Affiliate that executed such EXHIBIT A. Modification to, or termination of an EXHIBIT A with an Affiliate, shall not affect the rights or obligations of Customer or other Affiliates. Any EXHIBIT A hereto may be modified from time to time only upon mutual agreement in a writing signed by the parties (i) to change the identification of Modules licensed pursuant hereto,
(ii) to identify additional or different Designated Facilities at which the Software may be used, (iii) to add or modify URLs for Portal Sites covered by this Agreement, in which event additional License Fees will be due, or (iv) to increase the number of server CPUs up on which the Software may be used. Each EXHIBIT A, including each amended EXHIBIT A, is incorporated in this Agreement by this reference. With prior notification by Customer to Epicentric, Customer may enter into third party service arrangements with businesses who perform services for Customer ("THIRD PARTY SERVICE PROVIDER"), whether such services are performed on equipment owned and/or controlled by Customer or on equipment owned and/or controlled by such Third Party Service Provider, and may authorize the Third Party Service Provider to use the Software, so long as such Third Party Service


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Provider agrees to limit its use for the benefit of Customer subject to the terms and conditions of this Agreement, and further agrees to be bound by the terms and conditions of this Agreement. Customer shall be liable to Epicentric for the performance of such Third Party Service Provider's obligations under this Agreement.

3.  LICENSES.

        3.1 Software and Documentation License. Subject to the terms and conditions of this Agreement, Epicentric grants Customer a nonexclusive, nontransferable, perpetual license during the Term: (i) to install and use the Software at the Designated Facilities only to develop, test, display, transmit and support the Portal Site and to support Users; (ii) use the Documentation to develop, test and support the Portal Site and support Users; (iii) incorporate portions or all of the Documentation in documentation for the Portal Site; and
(iv) reproduce, have reproduced and distribute the Documentation as incorporated in Portal Site documentation to Customer's employees and Third Party Service Providers at the Designated Sites and to Users for use by such persons only in connection with the Portal Site. Customer shall use the Software only in accordance with the Documentation and only on the number of server CPUs set forth in EXHIBIT A. Customer may, solely for back-up purposes, make a single copy of the Software.

        3.2 Software and Documentation Restrictions. Except as otherwise expressly permitted in this Agreement and the Documentation, and except to the extent the following restrictions are prohibited by applicable law, Customer will not: (i) disassemble, reverse engineer, decompile, or otherwise attempt to derive source code from the Software; (ii) modify, adapt, create derivative works based upon, or translate the Software or Documentation or any part thereof; (iii) copy, install or use the Software on any of its computer systems, servers, or networks; (iv) transfer, lease, loan, resell for profit, distribute or otherwise grant any rights in the Software or Documentation in any form to any other party, including commercial time-sharing, rental, or service bureau use.

        3.3 Content License. Subject to the terms and conditions of this Agreement, Epicentric grants Customer a non-exclusive, non-transferable license, during the term of a valid Maintenance Agreement in effect, to display and transmit the Content only on the Portal Site and only as presented through the Modules. Customer acknowledges that the Content contains information and other material that is protected by copyright, trademark or other proprietary rights of third parties.

        3.4 Content Restrictions. Customer may not publish, transmit, transfer or sell, reproduce, distribute, perform, display, or in any way exploit any of the Content, in whole or in part, except as expressly permitted in this Agreement. Customer may not sublicense any Content to any third party or use the Content in any other media or in any location other than the Portal Site. Customer may not alter the Content (including images, headlines, summaries, links, and source identifiers) in any way or create any derivative works from the Content.

        3.5 Termination of Access to Content. Epicentric reserves the right to restrict, suspend or terminate Customer access to all or any part of Content at any time without liability. In addition, Epicentric may change, suspend or discontinue all or any aspect of Content, including its availability, without liability. However, in the foregoing situations, Epicentric will provide prior notice to Customer to the extent practicable, and will use reasonable efforts to provide Customer with access to similar content as soon as possible under the circumstances at the time.

        3.6 Ownership. This license is not a sale and does not convey any rights of ownership in or to the Software, Documentation or Content or in any portion or copies thereof. Unless Customer has executed a Source Code Addendum in the form of EXHIBIT D, Epicentric is not granting Customer any rights whatsoever in the Software Source Code. All right, title, and interest in and to the Software, Documentation and Content and in any ideas, techniques, know-how, and programs embodied therein is and will remain the property of Epicentric or its licensors.


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        3.7    Privacy. Customer acknowledges that Epicentric or its Content providers may only monitor usage of the Software and Content on an aggregated basis with regard to Epicentric websites or Epicentric's content providers' websites by compiling data on an aggregated basis. Epicentric shall only disclose data collected pertaining to use of the Portal Site on an aggregated basis to its Content providers, and such disclosed data will not identify individual Users. Upon written request, no more frequently than twice a year, Epicentric will provide to Customer a copy of such disclosures.

        3.8 Third Party Content Restrictions. The Content licensed by Epicentric from third parties may be subject to additional terms and restrictions that shall be described in the Documentation, provided via the Modules, or otherwise provided by Epicentric to Customer in writing. Customer will select Modules in its sole discretion; and the additional terms and restrictions applicable to such Modules are hereby incorporated in this Agreement by this reference. If Customer objects to any such additional terms or restrictions, Customer may, at its option, terminate its license to the affected Module at any time by written notice to Epicentric, in which event the provisions of Section 12.3 shall apply to such Module.

        3.9 Additional Restrictions. Customer agrees to be bound by the special terms and conditions set forth in EXHIBIT A, if any.

        3.10 Preliminary Testing. The parties acknowledge and agree that Customer received an initial shipment of a preliminary version of the Software on December 30, 1999. From that time to the Effective Date, Customer has subjected the Software to Compliance Testing. As used herein, the term "Compliance Testing" shall mean a continuous process demonstrating the functionality, features and performance of the Software, on a preliminary basis, to the reasonable satisfaction of Customer. Customer confirms and acknowledges that it has completed such Compliance Testing with the preliminary version of the Software as of the Effective Date and, based upon such Compliance Testing, has elected to proceed with this Agreement.

4.  CONSIDERATION.

        4.1 License Fees. Customer shall pay to Epicentric the amount identified as License Fees on EXHIBIT A (the "LICENSE FEES") within thirty (30) days after the Effective Date in the case of the initial EXHIBIT A, and within thirty (30) days after the date of effectiveness of any additional or amended EXHIBIT A. License Fees do not include Maintenance and Support, which are payable pursuant to the Maintenance Agreement. License Fees for each EXHIBIT A entered into after the date of this Agreement will be determined according to Epicentric's then-current price list in effect.

        4.2 Consulting Services. If requested by Customer, Epicentric will provide consulting services related to the Software pursuant to Epicentric's then-standard terms and conditions.

        4.3 Late Payments. In the event of a late payment, then in addition to any other remedy otherwise available to Epicentric, Epicentric may impose a late fee at the rate of one percent (1%) per month (or, if less, the maximum amount permitted by law) on all outstanding amounts until Customer is current on all payments.

        4.4 Taxes. License Fees do not include any sales, use, excise, value-added, or similar taxes that may be applicable. When Epicentric has the legal obligation to collect such taxes, Epicentric may add the appropriate amount to Customer's payment obligation hereunder, and Customer shall pay such amount unless Customer provides Epicentric with a valid tax exemption certificate authorized by the appropriate taxing authority.

        4.5 Withholding Tax. All payments by Customer shall be free and clear of, and without reduction for, any withholding taxes. Any such taxes that are otherwise imposed on payments to Customer shall be the sole responsibility of Customer. Customer shall provide Epicentric with official


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receipts issued by the appropriate taxing authority or such other evidence as is reasonably requested by Epicentric to establish that such taxes have been paid.

5.  MARKETING.

        5.1 Press Releases. Epicentric may issue a press release announcing the relationship contemplated by this Agreement, as well as other press releases from time to time, which press releases may include quotes from Customer. Epicentric will submit each such release to Customer for Customer's prior written approval. If Customer does not approve of the proposed press release, Epicentric shall not issue such release.

        5.2 Branding of the Portal Site. Subject to Section 5.3 (b), the Portal Site shall be branded by Customer in a manner that includes Epicentric's logo, which Epicentric will provide to Customer in an appropriate format upon execution of this Agreement and thereafter from time to time when modified by Epicentric at its sole discretion (the "EPICENTRIC LOGO"). At a minimum, the Epicentric Logo shall appear on the Portal Site's home page and shall be no smaller than 88 pixels by 31 pixels.

        5.3    Name and Trademarks.

               (a) Customer Name and Trademarks. During the term of this Agreement, Customer agrees that Epicentric shall have a non-exclusive, non-transferable license to use Customer's trademarks, trade names and logos ("CUSTOMER MARKS"), in press releases, product brochures and similar marketing materials, financial reports and prospectuses indicating that Customer is a customer of Epicentric, provided that all such use by Epicentric of Customer Marks will be strictly in accordance with Customer's then-current trademark usage guidelines as provided to Epicentric by Customer from time to time. Epicentric will submit each such use to Customer for Customer's prior written approval. In the event such approval is not given, Epicentric shall not use Customer's Marks. In the absence of such trademark usage guidelines, Epicentric shall use the Customer Marks in the exact form provided by Customer and in conformance with trademark usage requirements under local law. Epicentric shall not use any of the Customer Marks in conjunction with another trademark on or in relations to any other products or services without Customer's prior written approval. If Epicentric fails to conform to the foregoing usage requirements, Customer may require Epicentric to cease use of the Customer Marks until such failure is cured. Such use must clearly reference Customer as the owner of the Customer Marks. All goodwill arising from use of Customer Marks shall inure to the benefit of Customer. Nothing in this Agreement grants to Epicentric ownership of, or any rights in or to use, the Customer Marks, other than as expressly set forth in this Section 5.3(a). Upon termination of this Agreement, Epicentric will no longer use any of the Customer Marks.

               (b) Epicentric Name and Trademarks. During the term of this Agreement, Epicentric agrees that Customer shall have the right to indicate to the public that it is an authorized licensee of the Software in connection with the Portal Site, and that Customer shall have a non-exclusive, non-transferable license to use Epicentric's trademarks, trade names and Epicentric Logo ("EPICENTRIC MARKS") solely to promote the Portal Site, provided that all such use by Customer of Epicentric Marks will be strictly in accordance with Epicentric's then-current trademark usage guidelines as provided to Customer by Epicentric from time to time. Customer will submit each such use to Epicentric for Epicentric's prior written approval. In the event such approval is not given, Customer shall not use Epicentric's Marks. In the absence of such trademark usage guidelines, Customer shall use the Epicentric Marks in the exact form provided by Epicentric and in conformance with trademark usage requirements under local law. Customer shall not use any of the Epicentric Marks in conjunction with another trademark on or in relations to any other products or services without Epicentric's prior written approval. If Customer fails to conform to the foregoing usage requirements, Epicentric may require Customer to cease use of the Epicentric Marks until such failure is cured. Such use must clearly reference Epicentric as the owner of the Epicentric Marks. All goodwill arising from use of Epicentric Marks shall inure to the


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benefit of Epicentric. Nothing in this Agreement grants to Customer ownership of, or any rights in or to use, the Epicentric Marks, other than as expressly set forth in this Section 5.3 (b). Upon termination of this Agreement, Customer will no longer use any of the Epicentric Marks.

6.  CONFIDENTIAL INFORMATION.

        6.1 Confidential Information. Epicentric and Customer have previously entered into that certain Nondisclosure and Confidentiality Agreement dated as of December 30, 1999 (the "NDA") pursuant to which each has agreed to undertake certain obligations with respect to the Confidential Information (as defined in the NDA) of the other. Epicentric and Customer acknowledge and agree that this Agreement is a "Future Agreement," as defined in the NDA, for purposes of protecting the Confidential Information exchanged between them hereunder.

        6.2 Confidentiality of Agreement. In addition to the press releases issued pursuant to Section 5.1, each party may disclose the fact of the existence of this Agreement, but agrees that the terms and conditions of this Agreement will be treated as Confidential Information; provided, however, that each party may disclose the terms and conditions of this Agreement (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) in confidence, to accountants, banks, and financing sources and their advisors; (v) in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction.

7.  EPICENTRIC WARRANTY AND DISCLAIMER.

        7.1    Warranty.

               (a) Limited Warranty. Epicentric represents and warrants that, for a period of ninety (90) days after the Effective Date, the Software shall, in all material respects, conform to and operate in accordance with the specifications therefor. Epicentric's sole liability, and Customer's sole remedy, with respect to non-conformities with the foregoing warranty will be for Epicentric to use that level of effort to correct the non-conformity that is commensurate with the severity of the non-conformity, as described in the Maintenance Agreement for correction of errors.

               (b)    Warranty of Title. Epicentric represents and warrants that
(a) it owns, or has the absolute right to sell, license, or otherwise grant the rights in, the Software and (b) it has the absolute right to distribute the Content conveyed to Customer herein.

               (c) Content. Epicentric hereby assigns and passes through to Customer any representations or warranties by third party Content providers regarding the Content to the extent given and assignable by such third parties.

        7.2 Exclusions. The limited warranty in Section 7.1 will not extend to any non-conformities or errors that result from: (i) Customer's failure to implement all Updates to the Software issued to Customer by Epicentric; (ii) any alterations of or additions to the Software performed by parties other than Epicentric; (iii) use of the Software other than in accordance with the Documentation and specifications; (iv) use of the Software in conjunction with software, equipment, facilities or devices not supplied or recommended by Epicentric or other than the equipment designated in Exhibit A.

        7.3 Disclaimer. EXCEPT AS SET FORTH IN SECTION 7.1, EPICENTRIC MAKES NO WARRANTY, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT WITH RESPECT TO THE SOFTWARE, THE DOCUMENTATION, THE CONTENT.


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8.  CUSTOMER OBLIGATIONS.

        8.1 Compliance with Law. Customer shall comply with all applicable laws and regulations in creating, operating and hosting the Portal Site. Without limiting the generality of the foregoing, Customer agrees not to promote on, and to promptly remove from, the Portal Site any of the following material: any pornographic material of any kind; any material that is grossly offensive to the online community, including blatant expressions of bigotry, prejudice, racism, hatred, or excessive profanity; display material that exploits children under eighteen (18) years of age; or any instructional information about illegal activities, or promote physical harm or injury against any group or individual.

        8.2 Customer Agreements. Customer will cause Users of the Portal Site to execute a user agreement with terms substantially similar to those set forth in EXHIBIT B.

        8.3 Proprietary Notices. Customer agrees not to remove, obliterate or destroy any proprietary, trademark or copyright markings or notices contained within the Software, Documentation or Content, and agrees to insert and maintain in each article of documentation for the Portal Site which incorporates any portion of the Documentation a valid copyright notice protecting Epicentric's copyrights.

9.  LIMITATION OF LIABILITY AND DAMAGES.

        9.1 Limitation of Liability. EPICENTRIC WILL NOT BE LIABLE FOR CORRUPTION, UNAUTHORIZED DISCLOSURE OR ERASURE OF DATA OR CONTENT TRANSMITTED OR RECEIVED OR STORED ON ITS OR ANY THIRD PARTY OR INTERNET SERVICE PROVIDER SYSTEM. EPICENTRIC WILL NOT BE LIABLE TO CUSTOMER OR ANY USER OF CUSTOMER FOR ANY CLAIMS OR DAMAGES WHICH MAY BE SUFFERED BY CUSTOMER OR A USER OF CUSTOMER, INCLUDING, BUT NOT LIMITED TO, LOSSES OR DAMAGES RESULTING FROM THE LOSS OF DATA OR CONTENT, INABILITY TO ACCESS THE CONTENT, OR INABILITY TO TRANSMIT OR RECEIVE DATA OR CONTENT, CAUSED BY OR RESULTING FROM DELAYS, NON-DELIVERY, OR SERVICE INTERRUPTIONS DUE TO CIRCUMSTANCES NOT IN THE DIRECT CONTROL OF EPICENTRIC SUCH AS, BUT NOT LIMITED TO, CONTENT PROVIDER PROBLEMS, CUSTOMER'S OR USERS' EQUIPMENT CAPABILITIES, TELECOMMUNICATIONS FAILURES OR INTERNET SERVICE PROVIDER LIMITATIONS.

        9.2 Limitation of Damages. EXCEPT WITH RESPECT TO EPICENTRIC'S LIABILITY ARISING UNDER SECTION 10, IN NO EVENT WILL EPICENTRIC'S LIABILITY ARISING OUT OF OR RELATED TO THIS AGREEMENT EXCEED THE SUM OF FEES PAID BY CUSTOMER TO EPICENTRIC FOR THE SOFTWARE GIVING RISE TO THE LIABILITY DURING THE ONE (1) YEAR PERIOD IMMEDIATELY PRECEDING THE DATE THE CLAIM AROSE. EXCEPT WITH RESPECT TO EITHER PARTY'S LIABILITY ARISING UNDER SECTIONS 6 OR 10 AND CUSTOMER'S LIABILITY ARISING UNDER SECTIONS 3 , IN NO EVENT SHALL EITHER PARTY, EPICENTRIC'S LICENSORS, OR ITS SUPPLIERS HAVE ANY LIABILITY TO ANY OTHER PARTY FOR ANY LOST PROFITS OR LOST DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY AND WHETHER OR NOT THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES AGREE THAT THIS SECTION 9.2 REPRESENTS A REASONABLE ALLOCATION OF RISK.

10. INDEMNITIES.

        10.1 Epicentric. Epicentric shall, at its own expense, defend or, at its option, settle any claim, suit or proceeding brought against Customer by a third party for infringement or misappropriation of any


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patent, copyright or trade secret of any third party by the Software ("CUSTOMER
CLAIM") and shall pay any damages finally awarded or settlement amounts agreed upon to the extent based upon a Customer Claim; provided that Customer provides Epicentric with (i) prompt written notice of such Customer Claim, (ii) control over the defense and settlement of such Customer Claim, and (iii) proper and full information and assistance to settle or defend any such Customer Claim. Epicentric will not be liable for any infringement or misappropriation based on
(A) Customer's use of the Software other than the most recent version of the Software with all Updates, if such infringement or misappropriation would have been avoided by the use of the most recent version of the Software with all Updates; (B) modification of the Software by any party other than Epicentric, its subcontractors or agents; (C) the combination of the Software with other software, items or processes not furnished by Epicentric; (D) use of the Software other than in accordance with this Agreement, the specifications and Documentation; (E) Customer Content; or (F) the Content (The matters in subparts
(A) through (E) above are collectively referred to herein as "CUSTOMER
MATTERS.").

        10.2 Customer. Customer shall, at its own expense, defend or at its option settle any claim, suit or proceeding brought against Epicentric by a third party for(i) infringement or misappropriation of any patent, copyright or trade secret of any third party by the Portal Site, (ii) any use of or access to the Portal Site (including, without limitation, liability arising out of the provision of any goods or services through the Portal Site), or (iii) arising out of a Customer Matter ("EPICENTRIC CLAIM"), except to the extent such Epicentric Claim is caused by the Software or Content as provided by Epicentric, and shall pay any damages finally awarded or settlement amounts agreed upon to the extent based upon a Epicentric Claim; provided that Epicentric provides Customer with (i) prompt written notice of such Epicentric Claim, (ii) control over the defense and settlement of such Epicentric Claim and (iii) proper and full information and assistance to settle or defend any such Epicentric Claim.

        10.3 Customer Remedies. Should the Software, Content or Documentation, or any part thereof become, or in Epicentric's opinion be likely to become, the subject of any infringement or misappropriation claim or suit, Epicentric may, at its sole option, (i) procure for Customer the right to continue using the infringing material, pursuant to the rights granted in this Agreement, (ii) modify the affected Software, Content or Documentation such that it no longer infringes the proprietary rights of any third party, or (iii) replace the affected Software, Content or Documentation with other noninfringing suitable materials. If subsections (i), (ii), and (iii) are not commercially reasonable, then Epicentric may remove the affected Software, Content or Documentation from the licenses hereunder and refund the payments made by Customer for the affected Software, Content or Documentation less an amount for use, calculated on the basis of a five (5)-year useful life using straight-line depreciation. Epicentric will not be liable for any costs or expenses incurred without its prior written authorization or for any installation costs of any replaced Software, Content or Documentation.

        10.4 Exclusive Remedy. THE FOREGOING PROVISIONS OF THIS SECTION 10 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF EACH PARTY, AND THE EXCLUSIVE REMEDY OF EACH PARTY, WITH RESPECT TO THE CLAIMS REFERENCED THEREIN.

11. SUPPORT/TRAINING.

        11.1 Support. As between the parties, Customer will have the sole responsibility to provide technical support to Customer's Users. Epicentric's sole responsibility regarding support and service shall be to provide Maintenance and Support during the Term directly to Customer so long as Customer has in effect a valid Maintenance Agreement.

        11.2 Training. Training classes are available to Customer pursuant to the terms of Epicentric's then-current training program and rates.


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12. TERM AND TERMINATION.

        12.1 Term. This Agreement shall commence on the Effective Date and shall continue in full force and effect until terminated in accordance with this
Section 12 (the "TERM").

        12.2   Termination. This Agreement may be terminated as follows:

               (a) If either party materially breaches any term or condition of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of the breach, the non-breaching party may terminate this Agreement on written notice at any time following the end of such thirty
(30)-day period.

               (b) If either party is adjudged insolvent or bankrupt, institutes or has instituted against if any proceedings seeking relief, reorganization or arrangement under any laws relating to insolvency, makes any assignment for the benefit of its creditors, appoints or has appointed a receiver, liquidator or trustee of any of its property or assets, or commences the liquidation, dissolution or winding up of its business, then the other party may terminate this Agreement immediately upon notice.

        12.3 Effect of Termination. Upon termination of this Agreement, all of Customer's rights to use the Software, Documentation and Content will immediately terminate and Customer will return to Epicentric, or certify to Epicentric that it has destroyed, all copies of the Software, Documentation and Content in its possession or control.

        12.4 Survival. The following sections shall survive the termination or expiration of this Agreement for any reason: 1, 3.2, 3.4, 3.6, 3.8, 4, 6, 7, 8, 9, 10, 12, and 13 and any payment obligations incurred prior to the termination of this Agreement.

13. MISCELLANEOUS.

        13.1 Notices. All notices, demands or consents required or permitted under this Agreement shall be in writing and shall be considered delivered and effective on the earlier of actual receipt or when (i) the day following transmission if sent by facsimile when followed by written confirmation by registered overnight carrier or certified United States mail; or (ii) one (1) day after dispatch if sent by private overnight carrier (e.g., DHL, Federal Express); or (iii) five (5) days after posting if sent by certified mail. Notice shall be sent to Customer to the attention of and at the addresses set forth on EXHIBIT A or at such other address as shall be specified by Customer to Epicentric in writing. Notice shall be sent to Epicentric, to the attention of the Legal Department, at the addresses set forth on the first page of this Agreement or at such other address as shall be specified by Epicentric to Customer in writing.

        13.2 Independent Contractors. The parties are independent contractors. Neither party shall be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither shall have any right, power or authority to create any obligation or responsibility on behalf of the other.

        13.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision to the fullest extent allowed by law and the remaining provisions of this Agreement shall remain in full force and effect.

        13.4 Force Majeure. Except for Customer's obligations to pay monies that are due and owing prior to an event of Force Majeure as defined below, neither party shall be deemed to be in breach of this Agreement for any failure or delay in performance caused by reasons beyond its reasonable control, including but not limited to acts of God, war, riots, orders of government, strikes or shortages of materials ("FORCE MAJEURE").

        13.5 Assignment. Neither party may assign any of its rights or delegate any of its obligations under this Agreement, whether by operation of law or otherwise, without the prior express written consent of the other party (which will not be unreasonably withheld or delayed), and any attempted assignment without such consent shall be void. Notwithstanding the foregoing, either party may, upon written notice to the other party, assign this Agreement to an entity that succeeds to all or substantially all of the business or assets of such assigning party, whether by merger, acquisition, asset sale or otherwise. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties, their respective successors and permitted assigns.

        13.6 Waiver and Amendment. No modification, amendment or waiver of any provision of this Agreement shall be effective unless in writing and signed by the party to be charged. No failure or delay by either party in exercising any right, power, or remedy under this Agreement, except as specifically provided herein, shall operate as a waiver of any such right, power or remedy.

        13.7 Choice of Law; Jurisdiction and Venue. This Agreement shall be governed by the laws of the United States and the State of California, U.S.A., without regard to their conflicts of laws principles. The parties hereby consent to the exclusive jurisdiction of the state and federal courts located in Santa Clara County, California, U.S.A., for resolution of any disputes arising out of this Agreement.

        13.8 Complete Understanding. This Agreement, including all exhibits, and the NDA constitute the final, complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersede any prior or contemporaneous agreements. The terms, provisions or conditions of any purchase order or other business form or written authorization used by Customer will have no effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of Epicentric to object to those terms, provisions or conditions.

        13.9 Export Compliance. Customer will not export or reexport, either directly or indirectly, any Software, Documentation or other technical information relating thereto without first obtaining any and all necessary export licenses or approvals from the United States government and its agencies.

        13.10 Attorneys' Fees. The prevailing party shall be entitled to recover its attorneys' fees in any action to enforce or interpret any part of this Agreement (including fees on any appeal).

        13.11 Federal Government License. If this Agreement is entered into pursuant to a contract with the United States government or any agency thereof, Customer acknowledges that the Software and Documentation: (i) if acquired by or on behalf of civilian agencies, is "commercial computer software" and related documentation, and is licensed in accordance with Epicentric's customary license, as specified in 48 C.F.R. 12.212 of the Federal Acquisition Regulations and its successor regulations; or (ii) if acquired by or on behalf of units of the Department of Defense, is "commercial computer software" as defined in 48 C.F.R. 252.227-7014(a)(1) of the Department of Defense Federal Acquisition Regulation Supplement (DFARS) and related documentation, and is licensed in accordance with Epicentric's customary license, as specified in 48 C.F.R.
227.7202.1 of DFARS and its successor regulations.

        IN WITNESS WHEREOF, the parties have caused their authorized representatives to sign below to indicate their acceptance of the terms and conditions of this Agreement.


EPICENTRIC, INC.                         NETSTAFF, INC.

By: /s/ RICHARD J. LINK                  By: /s/ DAVID M. DAVIS
    ------------------------------           ------------------------------

Print Name: Richard J. Link              Print Name: David M. Davis
            ----------------------                   ----------------------

Title: Sr. Director of Sales             Title: CFO
       ---------------------------              ---------------------------

                                    EXHIBIT A

                       SOFTWARE, MODULES AND LICENSE FEES



CUSTOMER/LICENSE INFORMATION: ________

Name and Address of Customer: ________

Notices Address if different: ________

Date of Master Software License Agreement: ________

This Exhibit A is dated: ________

Name and Address of Affiliate: ________

Notices Address if different: ________

URL Address: ________

Designated Facilities: ________

Number of CPUs: ________

Modules:

---------------------------------------------------------------------------------------------
                                           Content                         Epicentric
                                           Description and                 maintains/supports
Name and/or                                Name of Third
Categories             Price/Amount Due    Party Provider     Part #       Yes or No
---------------------------------------------------------------------------------------------

SEE ATTACHMENT A-1
TO EXHIBIT A
---------------------------------------------------------------------------------------------

LICENSE FEES:


EPICENTRIC PORTAL SERVER V.

Item                                          Quantity   Unit Price     Total
-----------------------------------           --------   ----------     -----
Epicentric Portal Server 2.0
1st CPU Production Use, JSP version
Part No. EPS-SL-2.0-NT                            1        $25,000      $25,000
Support and Maintenance                                  18% of
Part No. EPS-SM-2.0                               1      License Fees   $ 4,500
                                              --------   ------------   -------
TOTAL                                                                   $29,500
                                                                        =======

SPECIAL TERMS AND CONDITIONS:


    In the event of any inconsistency between the provisions of the Agreement and this EXHIBIT A, the terms of this EXHIBIT A shall be controlling. Except as expressly amended by this EXHIBIT A, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, The parties have caused their authorized representatives to sign below to indicate their acceptance of the foregoing terms and conditions, effective as of the date of the later signature.

    EPICENTRIC, INC.                         NETSTAFF, INC.

    By: /s/ RICHARD J. LINK                  By: /s/ DAVID M. DAVIS
        ---------------------------              ---------------------------

    Print Name: Richard J. Link              Print Name: David M. Davis
                -------------------                      -------------------

    Title: Sr. Director of Sales             Title: CFO
           ------------------------                 ------------------------

    Date: 5/7/00                             Date: 5/9/00
          -------------------------                -------------------------

                                    EXHIBIT B

                        TERMS OF USE FOR CUSTOMER'S USERS

        1. Use of Portal Content. You acknowledge that the content (the "PORTAL CONTENT") displayed or available through this portal site (the "PORTAL SITE") contains information and other material that are protected by copyright, trademark or other proprietary rights of third party content providers. You agree to comply with any additional copyright notices, information, or restrictions contained in any Portal Content. You may not publish, transmit, transfer or sell, reproduce, distribute, perform, display, or in any way exploit any of the Portal Content, in whole or in part. You may not sublicense any Portal Content to any third party or use the Portal Content in any other media or in any location other than at this Portal Site. You may not alter the Portal Content in any way or create any derivative works from the Portal Content.

        2. Termination of Access to Portal Content. [Customer's] licensors and suppliers reserve the right, at their discretion, to restrict, suspend or terminate your access to all or any part of Portal Content at any time for any reason without prior notice or liability. [Customer's] licensors and suppliers may change, suspend or discontinue all or any aspect of Portal Content, including the availability, without prior notice or liability.

        3. Disclaimer of Warranties. NEITHER [CUSTOMER] NOR ITS LICENSORS OR SUPPLIERS WARRANTS THAT THE PORTAL SITE WILL BE UNINTERRUPTED OR ERROR FREE. CUSTOMER AND ITS LICENSORS AND SUPPLIERS MAKE NO WARRANTY, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND SPECIFICALLY DISCLAIM ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT WITH RESPECT TO THE PORTAL SITE AND PORTAL CONTENT. THE AVAILABILITY OF THE PORTAL CONTENT DEPENDS ON MANY FACTORS, INCLUDING [CUSTOMER'S] CONNECTION TO THE INTERNET, THE AVAILABILITY OF THE INTERNET AND THE INTERNET BACKBONE, AND EQUIPMENT THAT, BY ITS NATURE, IS NOT FAULT TOLERANT. [CUSTOMER] AND ITS LICENSORS MAKE NO GUARANTEE OF ACCESS OR ACCURACY OF THE PORTAL CONTENT. YOU EXPRESSLY AGREE THAT THE ENTIRE RISK AS TO THE QUALITY AND PERFORMANCE OF THE PORTAL SITE AND THE ACCURACY OR COMPLETENESS OF THE PORTAL CONTENT IS ASSUMED SOLELY BY YOU.

        4. Limitation of Liability. IN NO EVENT SHALL [CUSTOMER] OR ITS LICENSORS OR SUPPLIERS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR LOST DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY TO YOU. THESE LIMITATIONS SHALL APPLY WHETHER OR NOT [CUSTOMER] OR ITS LICENSORS OR SUPPLIERS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. YOU AGREE THAT THE FOREGOING LIMITATION OF LIABILITY REPRESENTS A REASONABLE ALLOCATION OF RISK.

                                    EXHIBIT C

                        MAINTENANCE AND SUPPORT AGREEMENT

        This Maintenance and Support Agreement (the "MAINTENANCE AGREEMENT") is entered into as of ____, 2000 (the "MAINTENANCE EFFECTIVE DATE") by and between Epicentric, Inc. ("EPICENTRIC") and Netstaff, Inc.("CUSTOMER") as an exhibit to the parties' Master Software License Agreement dated _____, 2000 (the "SOFTWARE LICENSE AGREEMENT").

1.  Definitions

        1.1 "BUSINESS DAY" shall mean a day consisting of Epicentric's normal business hours, Monday through Friday 7:00 a.m. to 5:00 p.m. Pacific Time, excluding Epicentric holidays.

        1.2 "CUSTOMER TECHNICAL PROFILE" shall mean the application attached hereto as Attachment 1 and completed by Customer with accurate, current and complete information, which must be promptly updated by Customer in writing to Epicentric to ensure that it remains accurate, current and complete at all times.

        1.3 "ERROR" shall mean a material failure of any Maintained Software to conform to its functional specifications as described in the applicable Documentation and as further classified herein.

        1.4 "MAINTAINED SOFTWARE" shall mean a publicly released version of the Software as provided by Epicentric that is not more than one (1) Major Release behind the then-current publicly released version of the Software.

        1.5 "MAJOR RELEASE" shall mean subsequent versions of the licensed Software referenced by the number to the left of the decimal point of the Software's version number (e.g., X.2), which may contain new product features and major functionality improvements. Major Releases do not include new software products, new or alternate operating environments, or translation of the license program into a language other than English, which shall be available only upon negotiation of separate fees, terms and conditions.

        1.6 "WORKAROUND" shall mean a modification or "patch" of the Maintained Software, which may be of a temporary or interim nature, to help avoid an Error, or a temporary implementation by Customer of a computer or operational procedure, in order to diminish or avoid the effect of the Error.

Capitalized terms not defined herein shall have the meaning set forth on the Software License Agreement.

2. Scope. This Maintenance Agreement sets forth the parties' rights and responsibilities with respect to Epicentric's maintenance and support of Maintained Software and Content licensed to Customer pursuant to the Software License Agreement. Epicentric may change the services included in the Maintenance Agreement at any time, effective at the commencement of any renewal period.

3. Support and Maintenance Services. In consideration for the fees paid by Customer described in Section 4 below, Epicentric will provide the services described below:

        3.1 Technical Support.

               (a) Production Licenses. For Maintained Software licensed under the Software License Agreement to be deployed on one or more production servers, Epicentric shall provide support via email and telephone during normal business hours, Monday through Friday 7:00 a.m. to 5:00 p.m. Pacific Time, excluding Epicentric holidays, directly to two (2) of Customer's support personnel: and [fill in name and phone number] ("AUTHORIZED CONTACTS"). Customer will provide prior written notification to Epicentric of any changes to the Authorized Contacts. Epicentric will not provide any support to Customer's customers and users of Customer's Portal Site.

Errors are classified according to severity of impact on the use of the Maintained Software. Upon receipt of a written notification of an Error on Epicentric's standard problem reporting form, which form can be found on Epicentric's web site, Epicentric will use its commercially reasonable efforts to respond according to the following schedule and descriptions:

----------------------------------------------------------------------------------------------------------

                        RESPONSE AND ESCALATION SCHEDULE
----------------------------------------------------------------------------------------------------------
  SEVERITY
   LEVEL      FAILURE DESCRIPTION       PROCESS 1        PROCESS 2         PROCESS 3        PROCESS 4
----------------------------------------------------------------------------------------------------------

 Severity 1   Critical: Product is     2 business        4 business      1 business day   3 business days
              not functioning          hours             hours
----------------------------------------------------------------------------------------------------------

 Severity 2   Severe Impact: Errors             4
              disabling essential      business hours
              functions                                          1              2                  5
                                                        business day     business days    business days
----------------------------------------------------------------------------------------------------------

 Severity 3   Degraded Operations:
              Errors disabling
              non-essential                     1              2                  5                 N/A
              functions                business days    business days    business days
----------------------------------------------------------------------------------------------------------

 Severity 4   Minimal Impact:          1 business day   Reasonable
              Enhancement requests,                     period of time
              documentation updates

                                                                                   N/A              N/A
----------------------------------------------------------------------------------------------------------

    - Process 1. An Epicentric support technician will acknowledge receipt of the written notification of an Error and provide an initial analysis of the Error within the timeframe as correlates to the severity level. Problem will be forwarded to the appropriate technical support engineer for review and resolution.

    - Process 2. An Epicentric support technician will notify Customer that the reported Error will be forwarded to the Support Team Lead for review and resolution and provide the contact information for the Support Team Lead.

    - Process 3. If applicable to the severity level, an Epicentric support technician will notify Customer that reported Error will be forwarded to the Director of Customer Services for review and resolution and provide the contact information for the Director of Customer Services. At the reasonable discretion of Epicentric's Director of Customer Services, Epicentric's in-house engineering resources may be involved as necessary.

    - Process 4. If applicable to the severity level, an Epicentric support technician will notify Customer that the reported Error will be forwarded to the Vice President of Engineering for review and resolution and provide a copy of such notification and contact information for the

        Vice President of Engineering. At the reasonable discretion of Epicentric's Vice President of Engineering, any resources within Epicentric may be involved as necessary including the provision of on-site services. In the event Epicentric provides such on-site services, (i) subject to Customer's security requirements, Customer agrees to provide Epicentric reasonable direct or remote access and test time for purposes of diagnosing the reported Error, and (ii) Customer shall reimburse Epicentric for all travel and other reasonable out-of-pocket expenses incurred with respect to such services.

The Authorized Contacts may call or email Epicentric's technical support department at any time to check the status of an open incident. Error correction may include a temporary Workaround. Reported Errors will generally be addressed in a scheduled maintenance release by severity on a first come, first served basis. Errors of Priority 1 and Priority 2 severity that fall outside of a scheduled maintenance release will be evaluated for correction on a case by case basis. Customer acknowledges that software, by its nature, will contain coding errors, some of which may cause interruptions in use. Accordingly, Epicentric does not warrant that Workarounds will be provided or that Errors will be corrected in every case.

               (b) Developer Licenses. For Maintained Software licensed under the Software License Agreement for development or testing purposes only, Epicentric shall provide support via only email directly to one (1) of Customer's support personnel per such license: [fill in name and phone number] ("AUTHORIZED DEVELOPER CONTACT"). Customer will provide prior written notification to Epicentric of any changes to the Authorized Developer Contact. Upon receipt of a written notification of an Error by the Authorized Developer Contact on Epicentric's standard problem reporting form, Epicentric will use its commercially reasonable efforts to respond with an acknowledgement of the written notification of an Error and provision of an initial analysis of the Error on a first come first served basis. Errors reported by the Authorized Developer Contact will generally be addressed in a scheduled maintenance release on a first come, first served basis.

               (c) Excluded Problems. If Epicentric determines that the problem reported by a Customer is outside the scope of this Agreement as described at
Section 7 herein, Epicentric may agree to continue furnishing services related to such problem and reserves the right to charge Customer at its then current hourly rates. Such services shall be deemed to be Special Services pursuant to
Section 5 below.

        3.2 Maintenance.

               (a) Updates. Subject to payment of the Maintenance Fee as provided herein, in the event Epicentric makes an Update generally commercially available to its customers who have purchased maintenance and support services, Epicentric will make such Update available to Customer. All such Updates will be made solely to the then most-current generally and commercially available release of the Software.

               (b) Major Releases. Subject to payment of the Maintenance Fee as provided herein, in the event Epicentric makes a Major Release generally and commercially available to its customers who have purchased maintenance and support services, Epicentric will make such Major Release available to Customer. Epicentric reserves the right to provide Major Releases upon separate or additional terms and conditions.

               (c) Inclusion. Applicable Updates, Major Releases and Workarounds provided by Epicentric to Customer shall become part of the Software and shall be subject to the terms of the Software License Agreement. Customer acknowledges that implementation of Updates, Major Releases, and Workarounds may require recompilation of files and/or making other changes necessitated by the Error correction.

        3.3 Content. Subject to payment of the Maintenance Fee as provided herein and the terms of the Software License Agreement, Epicentric shall use reasonable efforts (i) to timely update and aggregate Content that is provided to Customer through servers located at Epicentric data centers and (ii) to keep servers located at Epicentric data centers accessible except for scheduled down-time Notwithstanding the foregoing, Customer understands that the availability of such servers depends on many factors, including Customer's connection to the Internet, the availability of the Internet and the Internet backbone, and equipment that, by its nature, is not fault tolerant. Customer acknowledges that certain Content licensed by Epicentric from third parties may be provided to Customer directly through such third parties' servers, and, as provided in the Software License Agreement (including but not limited to Section
3.5 therein) Customer acknowledges that Epicentric does not guarantee or warrant the availability of Content.

        3.4 Developer Site Access/ Access to Source Code. Subject to payment of the Maintenance Fee as provided herein, and the terms of the Documentation and the Software License Agreement, Epicentric will make access to the Delivered Source Code available to Customer.

4. Fees and Payment. In consideration of the services described in Section 3 herein, Customer shall pay to Epicentric an annual nonrefundable fee ("Maintenance Fee") as described herein: (i) for the Initial Term (defined below) an annual nonrefundable fee in the amount of 18% of the total License Fees at the time of purchase for each purchase ; (ii) for the first Renewal Term (defined below), if any, the annual nonrefundable fee shall be equal to the amount of 18% of the License Fees as of the Effective Date, which both parties acknowledge to be fifty thousand dollars ($50,000) per CPU; and (iii) for up to three (3) Renewal Terms (defined below) thereafter, if any, the annual nonrefundable cost of annual support shall not exceed fifteen percent (15%) of the annual maintenance cost under the then expiring Term of the Maintenance and Support Agreement. The Maintenance Fees shall be due within thirty (30) days of the date of the invoice provided by Epicentric to Customer. Late payments shall be subject to a service charge as described in the Software License Agreement. Maintenance Fees for any Renewal Term (defined below) shall be invoiced on an annual basis, payable in advance and due within thirty (30) days after each anniversary of the Maintenance Effective Date except as referenced in the Software License Agreement. For Software licensed after Customer's initial order, such fees will be pro-rated so that the coverage periods for all Software licensed to Customer will be co-terminus.

5. Special Services. All Maintained Software support services that Customer requests, and that Epicentric in its discretion, agrees to provide, and that is outside the scope of this Maintenance Agreement as described at Section 7 herein, shall be provided at Epicentric's then current billing rates therefor ("Special Services")and subject to the terms of Epicentric's professional services agreement. This shall also include all services provided by Epicentric, at Customer's request, other than during than Epicentric's normal working hours at Epicentric's California headquarters. Special Services shall be invoiced by Epicentric monthly, shall be payable within thirty (30) days after the end of the calendar quarter for which Special Services are invoiced, and shall be subject to the late fee described in the Software License Agreement.

6. Responsibilities of Customer. Customer shall be responsible for reporting Errors promptly; promptly update the Customer Technical Profile in writing to Epicentric to ensure that it remains accurate, current and complete at all times; implementing Error corrections, Updates, Major Releases and Workarounds; providing all direct contact with Customer's customers deemed necessary by Epicentric; providing sufficient information for Epicentric to duplicate the circumstances indicating a reported Software defect or Error as described in the Documentation or as determined by Epicentric in Epicentric's reasonable judgment; providing reasonable cooperation to Epicentric with respect to Epicentric's furnishing of maintenance hereunder; and providing all communications to Epicentric in the English language.

7. Exclusions. Without limiting the exclusions elsewhere set forth herein, Epicentric will have no responsibility for any of the following circumstances which may adversely impact the operation of the

Software or the ability of Epicentric to maintain or support the Software: (i) use of software other than Maintained Software, (ii) Maintained Software that has been modified by any person or entity other than Epicentric, including Customer Customizations as defined in the License Agreement, (iii) Maintained Software that has been operated other than in accordance with Epicentric's Documentation and the current Customer Technical Profile provided to Epicentric, including without limitation installation or use on computing devices or with computer operating systems and/or with third party software other than that certified by Epicentric, (iv) Maintained Software that has been damaged in any manner due to the fault of any person or entity other than Epicentric, (v) the failure of Customer to reasonably assist Epicentric in verifying, reproducing and correcting Error conditions, or Epicentric is unable after using reasonable commercial efforts to verify and reproduce the Error condition reported by Customer, (vi) circumstances in which Customer failed to install the most recent Update made available to Customer, (vii) circumstances in which Customer failed to comply with the terms of the License Agreement, or (viii) any failure of the computer operating systems and/or third party software used by Customer. Epicentric shall not be responsible for any Errors or other problems with Maintained Software that results in whole or in part from the hardware, software or network environment with which the Software is used, as reasonably determined by Epicentric.

8.  Term and Termination

        This Maintenance Agreement shall commence on the Maintenance Effective Date and shall continue in full force and effect for a period of one (1) year ("INITIAL TERM") and shall be extended, subject to payment of Maintenance Fees pursuant to Section 4 above, for a period of one (1) additional year ("Renewal Term") unless terminated by either party as provided herein. Thereafter, the parties may renew maintenance and support services by mutual agreement for additional terms at the then-current fees. Customer may terminate the Maintenance Agreement at the end of the Initial Term or any Renewal Term by giving written notice to Epicentric at least thirty (30) days prior to the end of the Initial or Renewal Term. Epicentric may suspend or terminate Maintenance Agreement if Customer fails to make timely payments pursuant to Section 4 above. Either party may terminate the Maintenance Agreement if the other party breaches any term or condition of this Maintenance Agreement and fails to cure such breach within thirty (30) days after having received written notice of the breach and the notifying party's intent to terminate. Reinstatement of lapsed maintenance and support services will be subject to the payment of applicable then-current reinstatement fees.

           Termination of this Maintenance Agreement shall have no effect on the Software License Agreement attached hereto.

9.  Miscellaneous.

        The terms and conditions herein contained, together with the terms and conditions of the Software License Agreement and exhibits and attachments hereto, constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof, and no agreement or understanding varying or extending the same shall be binding upon either party hereto unless in a written document which expressly refers to this Maintenance Agreement and which is signed by the party to be bound thereby.

        Notwithstanding the termination of this Maintenance Agreement, it is acknowledged and agreed that those rights and obligations which by their nature are intended to survive such expiration or earlier termination shall survive, including, without limitation of the foregoing, the following provisions:
Sections 6, 7, 8 and 9.

        IN WITNESS WHEREOF, the parties have caused their authorized representatives to sign below to indicate their acceptance of the terms and conditions of this Maintenance Agreement.


EPICENTRIC, INC.                             NETSTAFF, INC.

By: _______________________________          By: _______________________________

Print Name: _______________________          Print Name: _______________________

       Title: _____________________                 Title: _____________________

                            ATTACHMENT 1 TO EXHIBIT C


EPICENTRIC LOGO]

                           CUSTOMER TECHNICAL PROFILE


--------------------------------------------------------------------------------
CUSTOMER & PARTNER CONTACTS               EPICENTRIC INTERNAL USE
--------------------------------------------------------------------------------
DESIGNATED CUSTOMER TECHNICAL CONTACT
--------------------------------------------------------------------------------
                                          Sales
        Name                              Representative
Title                                     Integration
                                          Architect
                                          Config. Summary  St___________________
        E-mail
                                          Dept. Process    SR___________________
        Phone
                                                           EN___________________
        Best time to
reach [PST]
                                          Installation     Scheduled Time ______
        City

        Time zone                                              Known Issues ____
------------------------------------
INTEGRATION PARTNER
CONTACT
------------------------------------

        Name

        Title

        E-mail

        Phone

        Best time to
reach [PST]

        City

        Time zone


--------------------------------------------------------------------------------
RESOURCE PLANNING
--------------------------------------------------------------------------------

        What is the number of available
technical resources proficient in asp
or jsp

--------------------------------------------------------------------------------
scripting?

What is the number of available
technical resources proficient in Java?

        What is the number of available
technical resource proficient in chosen
database?

        What are the expected hours per
week available from these resources for
Portal Server
installation/customization?

        What is the expected roll-out date
of both prototype and production
versions?

        Has a specification already been
developed for the desired portal?

        What are the expected hours of
site usage?

        What are the expected high-usage
modules?

        What premium modules will be in
use?

        Are custom modules going to be
developed?

        Will MetaTransactions be used?

        Will some end users require
delegated administration capabilities?

        Will multiple Portal Server
installations be created on the same
physical server?

        Will multiple Portal Server "sites"
be created on the same Portal Server
installation?

        Will multiple Portal Server
installations be created referencing
the same data store?

--------------------------------------------------------------------------------
LOAD
--------------------------------------------------------------------------------

        What is the expected user base?

What is the estimated peak number of
users access Portal Server at any given
time?

--------------------------------------------------------------------------------
PLANNED SERVER(S) CONFIGURATION
--------------------------------------------------------------------------------

        Will this be a scaled
configuration?

- If so, note configuration variations for each server.

-  If so, note load balancers
   (number/type)

What is the server hardware (e.g. Intel, Sparc, RS/6000, etc.)?

What is the server OS and version (e.g.
NT 4.0 SP 5, Solaris 2.7, RedHat Linux
6.1, etc.)?

What is the HTTP Server and version (e.g.
IIS 4.0, Netscape Enterprise 4.0, Apache
1.3.11, IBM HTTP 1.3.6.2, etc.)?

-  If IIS is used, is this an ASP or JSP
   Configuration?

-  Except for IIS with ASP: What is the
   Application Server or Servlet
   Engine/version (e.g. WebSphere 3.0,
   WebLogic 4.5.1 SP4, JRun 2.3.3,
   JServ 1.1, etc.)?

-  Except for IIS with ASP: What is the
   JSP Servlet (e.g. WebSphere,
   WebLogic, JRun, Epicentric
   GNUJSP, etc.)?

What are the Java JDK and JVM with
versions being used? (Sun 1.2, IBM
1.1.7B, Blackdown 1.1.7, MSJVM Build

3200, etc.)?

What is the database and version (e.g.
SQL Server 7.0, MySQL, Access 2000,
Oracle 8.0.5, etc.)?

What is the JDBC Driver (Microsoft
JDBC-ODBC, MM.MySql, OracleJDBC,
etc.)?

Will the database be on same machine as

Portal Server?

    -   If not, what is the configuration
        and location of the database
        server?

What is the authentication mechanism or
user store (e.g. Windows NT, LDAP,
Netegrity, Encommerce, Portal Server
User DB, etc.)?

Will the site be run on a secure or non-secure server (i.e. HTTP or HTTPS)?

Are other applications not related to Portal
Server being run on the same server or
app server?

    -   What applications?

    -   What Java-based applications?

--------------------------------------------------------------------------------
SET-UP SPECIFICS
--------------------------------------------------------------------------------

        Is this a public (Internet or
Extranet) or private (intranet) site?

What proxy servers will be in use
between Portal Server and Internet?

What is the Server DNS name(s)?

What is the Email Server name?

What is the Portal Server admin email address?
--------------------------------------------------------------------------------

                                    EXHIBIT D

                          SOURCE CODE LICENSE ADDENDUM

        All capitalized terms not herein defined shall have the same meaning as the capitalized terms in the main body of the Agreement.

1.      DEFINITIONS.

        1.1 "CUSTOMER CUSTOMIZATION" means Customer's modifications, enhancements and extensions to the Source Code and Object Code provided to Customer under the terms of this Agreement.

        1.2 "DERIVATIVE WORK" means: (a) for copyrightable or copyrighted material (including materials subject to mask work rights), a work which is based upon the Source Code, such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation, or any other form in which such Source Code may be recast, transformed, or adapted; (b) for patentable or patented materials, any adaptation, addition, improvement, or combination of the Source Code; and (c) for material subject to trade secret protection, any new material, information, or data relating to and derived from the Source Code, including new material which may be protectable by copyright, patent, or other proprietary rights.

        1.3 "DELIVERED SOURCE CODE" means certain portions of the Source Code provided to Customer, including any download by Customer from Epicentric's web site.

        1.4 "INTELLECTUAL PROPERTY RIGHTS" means all intellectual property rights worldwide arising under statutory or common law or by contract and whether or not perfected, now existing or hereafter filed, issued, or acquired, including all (a) patent rights; (b) rights associated with works of authorship including copyrights and mask work rights; (c) rights relating to the protection of trade secrets and confidential information; and (d) any right analogous to those set forth herein and any other proprietary rights relating to intangible property.

        1.5 "OBJECT CODE" means machine-readable, executable code of the Source Code.

        1.6 "SOURCE CODE" means the source code form of the Software, including the Delivered Source Code, and including any Error Corrections and any related Documentation delivered to Customer during the term of this Agreement, that is not executable by a computer system directly but must be converted into machine language by compilers, assemblers, and/or interpreters.

2.      OWNERSHIP

        2.1 OWNERSHIP OF SOURCE CODE. Customer acknowledges and agrees that, as between the parties, Epicentric is and will be the sole and exclusive owner of all right, title, and interest in and to the Source Code and all associated Intellectual Property Rights, and that Customer acquires no rights under this Agreement to any Source Code or any Intellectual Property Rights therein, other than the limited rights specifically granted in this Agreement.

        2.2 NO LIMITATION ON USE BY EPICENTRIC. Nothing contained in this Agreement shall be construed to limit or restrict, in any way or manner, any right of Epicentric to encumber, transfer, license, sell, access, reference, use, or further develop the Software and Source Code in any way for any purpose or use, including without limitation the use, licensing, and/or registration of the Software and Source Code anywhere in the world for any purpose or use in connection with the development, manufacture, distribution, marketing, promotion, and sale of any products.

3.      LICENSE GRANT; LIMITATIONS AND OBLIGATIONS

        3.1 GRANT TO CUSTOMER. Subject to all limitations and obligations set forth in this Agreement, Epicentric grants to Customer a non-exclusive, non-transferable, non-revocable (except as provided in this Agreement) and perpetual license to use, modify, and copy the Delivered Source Code at the Designated Facilities defined in Exhibit A, only to use for the following purposes: to (a) create Customer Customizations thereof, including error corrections; (b) support and maintain such Customer Customizations; (c) use Customer Customizations prepared in accordance with subsection (a) above in Object Code form at the Designated Facilities in accordance with the terms and conditions of this Agreement and the Documentation; provided that in the event any such Customer Customization increases the number of URL addresses as shown on Exhibit A, Customer agrees that it will pay the then-current License Fees for such increased number of addresses accordingly. No license is granted for any other purpose. Customer may make a reasonable number of copies of the Delivered Source Code for internal use only in accordance with the Documentation. Customer acknowledges and agrees that its rights in a Customer Customization shall in no way expand its rights with respect to the underlying Software and Delivered Source Code to which the Customer Customization relates. To the extent that any Derivative Work is created hereunder, Epicentric shall retain all rights of ownership in such Derivative Works other than any Customer Customization. Customer shall retain all rights of ownership in its Customer Customizations provided however that Epicentric may develop, use, market, sell, and license to any third party any software products, including products that are similar or related to any Customer Customization.

        3.2 NO OTHER RIGHTS. Other than the limited rights granted in this Agreement, Customer acquires no right, title, or interest in or to the Software or Source Code.

        3.3 NO SUPPORT OR WARRANTY FOR CUSTOMER CUSTOMIZATIONS. Customer acknowledges and agrees that it shall be solely responsible for maintaining and supporting any Customer Customizations or Derivative Works therefrom, and Customer shall be responsible for all engineering resources necessary for such maintenance and support.

        3.4 COPYRIGHT NOTICES. In the exercise of the rights and licenses granted in this Agreement, Customer shall retain, reproduce, and apply any copyright notices and/or proprietary rights notices included on or embedded in the Delivered Source Code to all copies, in whole or in part, in any form of the Customer Customizations.

        3.5 INFRINGEMENT. NOTWITHSTANDING ANY OTHER INDEMNITIES CONTAINED IN THE AGREEMENT, EPICENTRIC HEREBY EXPRESSLY DISCLAIMS AND SHALL NOT BE RESPONSIBLE FOR ANY LIABILITY ARISING AS A RESULT OF OR IN CONNECTION WITH ANY CLAIM OR SUIT ALLEGING THAT CUSTOMER CUSTOMIZATIONS OR ANY DERIVATIVE WORK THEREFROM INFRINGES THE INTELLECTUAL PROPERTY RIGHTS OR ANY OTHER RIGHTS OF ANY THIRD PARTY.

        3.6 RESPONSIBILITY FOR BACKUP. Customer shall have the sole responsibility for adequate protection and backup of its data and/or equipment used with the Delivered Source Code and Customer shall not make any claim against Epicentric for lost data, re-run time, inaccurate output, work delays, or lost profits resulting from the use of the Delivered Source Code, or any portion thereof.

        3.7 FURTHER ASSURANCES. Should any rights vest in Customer by operation of law or otherwise in a manner inconsistent with the parties' intentions as expressed in this Agreement, then Customer agrees to cooperate with Epicentric and take all reasonable actions required to vest and secure in Epicentric the ownership rights and appurtenant Intellectual Property Rights as provided in this Agreement. Customer shall upon request by Epicentric promptly make the appropriate and necessary assignment of rights to Epicentric, and/or otherwise take all steps reasonably requested to conform the parties' respective ownership rights with this Agreement, including but not limited to the execution of recordable instruments and other documents necessary to perfect such assignments. Epicentric and Customer each agree to pay their respective costs in connection with such documents.




                                      -3-